Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-210586) of Senseonics Holdings, Inc.,

(2) Registration Statement (Form S-8 No. 333-224827) of Senseonics Holdings, Inc.,

(3) Registration Statement (Form S-8 No. 333-231334) of Senseonics Holdings, Inc.,

(4) Registration Statement (Form S-8 No. 333-232486) of Senseonics Holdings, Inc.,

(5) Registration Statement (Form S-8 No. 333-265241) of Senseonics Holdings, Inc.,

(6) Registration Statement (Form S-3 No. 333-233656) of Senseonics Holdings, Inc.,

(7) Registration Statement (Form S-3 No. 333-260940) of Senseonics Holdings, Inc.,

(8) Registration Statement (Form S-3 No. 333-237937) of Senseonics Holdings, Inc.,

(9) Registration Statement (Form S-3 No. 333-248659) of Senseonics Holdings, Inc.,

(10) Registration Statement (Form S-3 No. 333-252939) of Senseonics Holdings, Inc., and

(11) Registration Statement (Form S-3 No. 333-269177) of Senseonics Holdings, Inc.

of our report dated March 1, 2022, with respect to the consolidated financial statements of Senseonics Holdings, Inc. for the year ended December 31, 2021, included in this Annual Report (Form 10-K) of Senseonics Holdings, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young, LLP

Tysons, VA

March 15, 2023